Exhibit 10.30

Notice of American Eagle Outfitters, Inc.
Grant of Non-Qualified 77 Hot Metal Street

Stock Option and Option Pittsburgh, PA 15203
Award Agreement

_____________________________________________________________________________________

#EmployeeID# Plan: 2023

#ParticipantName# Product ID:

____________________________________________________________________________________

Effective#GrantDate# (the “Grant Date”), you have been granted a non-qualified stock option to buy #QuantityGranted# shares of American Eagle Outfitters, Inc. stock at $#GrantPrice# per share. This option is subject to all of the terms and conditions contained in this Notice and Agreement (the attached “Terms and Conditions of Non-Qualified Stock Option”), and the terms and conditions set forth in the American Eagle Outfitters, Inc. 2023 Stock Award and Incentive Plan (the "Plan"). All capitalized words not defined in this Notice and Agreement have the meanings assigned to them in the Plan.

Unless your employment is terminated, or in the event of a Change in Control, in each case, as provided in Section 4 of the attached Terms and Conditions, options for shares will vest evenly as to one third of the shares over three years on the anniversary of the grant date and become fully exercisable on the third anniversary of the grant date (the “Period of Restriction”) and shall remain exercisable for the period ending on the expiration date of #Expirationdate# (the “Expiration Date”).

By signing below (which includes electronic acceptance), you agree that this Award is governed by this Notice and Agreement, and by the terms and conditions contained in the Plan, as amended from time to time, and incorporated into this Notice and Agreement by reference.

American Eagle Outfitters, Inc.

By: ___________________________

Jay Schottenstein Date

_____________________________________ ___________________________

Employee Date

TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTION

1. Grant of Option. American Eagle Outfitters, Inc. (the “Company”) hereby grants to the employee named on page 1 of this Notice and Agreement (“Employee”) under the Company’s 2023 Stock Award and Incentive Plan (the "Plan"), as a separate incentive in connection with Employee’s employment and not in lieu of any salary or other compensation for Employee’s services, a non-qualified stock option to purchase, on the terms and conditions of the Plan and of this Notice and Agreement, all or any part of the number of shares set forth on page 1 of this Notice and Agreement. The option granted hereby is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Nature of Grant. In accepting the grant of options, Employee acknowledges, understands and agrees that:

a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b)
the grant of the options is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
c)
all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;
d)
Employee is voluntarily participating in the Plan;
e)
the options and the shares of Common Stock underlying the options awarded under the Plan (the “Shares”) are not intended to replace any pension rights or compensation;
f)
the options and the Shares, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
g)
the future value of the Shares is unknown, indeterminable and cannot be predicted with certainty;
h)
no claim or entitlement to compensation or damages shall arise from forfeiture of the options resulting from the termination of Employee’s Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee’s employment agreement, if any), and in consideration of the grant of the options to which Employee is otherwise not entitled, Employee irrevocably agrees never to institute any claim against the Company or any of its subsidiaries or affiliates, waives Employee’s ability, if any, to bring any such claim, and releases the Company and all its subsidiaries and affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Employee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
i)
unless otherwise provided in the Plan or by the Company in its discretion, the options and the benefits evidenced by this Notice and Agreement do not create any entitlement to have the options or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock.

3. Exercise Price. The purchase price per share upon the exercise of the option shall be payable: (a) in cash or its equivalent; or (b) at the discretion of the Committee, with previously acquired shares of Stock, or (c) by any other means the Committee shall permit.

4. Termination of Option/Change in Control. Each option granted under the Plan shall terminate upon the first to occur of the following events: (a) the date for expiration set forth on page 1 of this Notice and Agreement; (b) immediately upon the date and time of Employee’s termination of Service for a reason other than Employee’s Death, Disability or Retirement or following a Change in Control as specified in Section 9 of the Plan, unless the Committee in its sole discretion decides to extend the exercisability of the option to not more than three (3) months from the termination of Service; (c) the vesting of options shall accelerate on the date of Employee’s termination of Service by reason of death or Disability and shall remain exercisable for one year; (d) on the date of Employee’s termination of Service by reason of Retirement: (i) options that are exercisable upon the termination of Employee's employment shall remain exercisable for one year after the termination of employment and (ii) options that are not exercisable upon the termination of Employee's employment shall continue to vest and shall be exercisable for one year after the vesting date when such options first become exercisable.

Following a Change in Control, the provisions of Section 9 of the Plan shall control the vesting and payment of the Award. In this regard, in the event the option is assumed in a Change in Control, and within 18 months after the effective date of the Change in Control, Employee’s employment or service is terminated by the Company without Cause (excluding voluntary resignation, death, Disability or Retirement), then the vesting and exercisability of the option shall be accelerated to the extent provided by Section 9(a)(i)(A) of the Plan. If the option is not assumed in a Change in Control, the vesting and exercisability of the option shall be governed by Section 9(a)(ii)(A) of the Plan.

Notwithstanding the foregoing, in the event that on the last business day of the term of the option, the Fair Market Value of a share of Stock is greater than the exercise price for the option, then the option shall be automatically exercised on such business day without any required action by the Employee, and such automatic exercise shall comply with the terms of this Award Agreement and the Plan.

5. Death of Employee. To the extent exercisable after Employee's death, the option shall be exercised only by Employee's designated beneficiary or beneficiaries. If Employee fails to make an effective beneficiary designation, or if no beneficiary survives Employee, then the option shall be exercised by the administrator or executor of Employee’s estate.

6. Exercise of Option. The option may be exercised by the person then entitled to do so as to any shares which may then be purchased by giving written notice of exercise (in the form prescribed by the Company) to the Secretary of the Company, specifying the number of shares to be purchased and accompanied by full payment for the shares (including the amount of any income tax the Company determines is required to be withheld by reason of such exercise), or by such other administrative exercise and payment procedures as may be established by the Company from time to time. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with exercise of the option, it shall be a condition to such exercise that you pay or make provision satisfactory to the Company for payment of all such taxes by such methods permitted by the Company. Notwithstanding any other provision of this Notice and Agreement or the Plan, the Company shall not be obligated to guarantee any particular tax result for Employee with respect to any Award and/or payment provided to Employee hereunder, and Employee shall be responsible for any taxes imposed on Employee with respect to such Award and/or payment. In the event of an automatic exercise at the end of the option period pursuant to Section 4 above, the Employee agrees that the Company shall automatically and mandatorily satisfy any tax withholding obligation of the Company with respect to the option by having shares of Stock withheld to satisfy the applicable withholding tax rate for FICA, federal, state, local and other tax liabilities.

7. Forfeiture of Award. Notwithstanding anything in this Notice and Agreement to the contrary, the Shares represented by this Award may be forfeited in accordance with the provisions of Sections 4, 9 or 16 of this Notice and Agreement or Section 10 of the Plan.

8. No Right to Continued Employment or Future Awards. Employee understands and agrees that this Notice and Agreement does not impact in any way the right of the Company, or any affiliate of the Company employing Employee, to terminate or change the terms of the employment of Employee at any time for any reason whatsoever, with or without cause. Employee understands and agrees that Employee’s employment with the Company or an affiliate is on an "at-will" basis only. This Award is a voluntary, discretionary Award being made on a one-time basis and it does not constitute a commitment to make any future Awards. This Award and any related payments made to you will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.

9. Non-competition and Non-solicitation.

9.1 In consideration of the option, Employee agrees and covenants not to:

(a) contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, stockholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its affiliates, including those engaged in the retail sale of apparel, swimwear, lingerie, accessories or footwear, during Employee’s tenure with the Company and its affiliates and for a period of 12 months following Employee’s termination of Service or such longer period of time as may be set forth in any offer letter or other agreement with the parties; or,

(b) directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its affiliates during Employee’s tenure with the Company and its affiliates and for 12 months following Employee’s termination of Service.

9.2 In the event of a breach or threatened breach of any of the covenants contained in Section 9.1:

(a) any unvested portion of the option shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Notice and Agreement or the Plan; and

(b) Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

10. Notices. Any notice to be given to the Company under the terms of this Notice and Agreement shall be addressed to the Company, Stock Option Administrator, c/o Human Resources, at American Eagle Outfitters, Inc., 77 Hot Metal Street, Pittsburgh, PA 15203, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Employee shall be addressed to Employee at such address for Employee maintained on the books and records of the Company. All such notices shall be deemed effective upon personal delivery (or electronic delivery to the extent authorized hereunder) or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11. Non-Transferability of Option. Except as provided below, the option granted and the rights and privileges conferred by this Notice and Agreement and the Plan shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process, other than: (a) by will; (b) by the laws of descent and distribution; or (c) as provided in Section 11(b) of the Plan.

12. Plan Governs. This Notice and Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Notice and Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

13. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Notice and Agreement.

14. Governing Law and Venue. The RSU grant and the provisions of this Notice and Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises under the RSU grant or this Notice and Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Pennsylvania, agree that such litigation shall be conducted in the courts of Allegheny County, or the federal courts for the United States for the Western District of Pennsylvania, where this grant is made and/or to be performed.

15. Agreement Severable. In the event that any provision in this Notice and Agreement shall be held invalid, illegal or unenforceable for any reason, such provision shall be severable from, and such invalidity, illegality or unenforceability shall not be construed to have any effect on, the remaining provisions of this Notice and Agreement, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

16. Clawback. Notwithstanding any provisions of this Notice and Agreement to the contrary, any option granted hereunder will be subject to mandatory forfeiture or repayment by Employee to the Company to the extent Employee is, or in the future becomes, subject to (a) any Company clawback or recoupment policy that is adopted to comply with the requirements of any applicable laws, rules or regulations, or that is otherwise adopted by the Company, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, regulation or stock exchange listing requirement, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and the forfeiture or recovery of amounts relating thereto. In the event of a forfeiture event under an applicable Company clawback policy, any amounts required to be forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from Employee the amount specified under the clawback policy to be forfeited. By accepting this Award, Employee agrees and acknowledges that Employee is obligated to cooperate with, and provide any and all assistance necessary to, the Company to provide for the forfeiture or to recover or recoup this Award or amounts paid under this Award subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to forfeit, recover or recoup this Award or amounts paid hereunder from Employee’s accounts, or pending or future compensation awards that may be made to Employee.

16. Electronic Delivery. The Company may, in its sole discretion, deliver any documents relating to Employee’s options and Employee’s participation in the Plan, or future Awards that may be granted under the Plan, by electronic means or request your consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.

17. Compliance with Laws and Regulations; No Stockholder Rights. The issuance of shares of Stock pursuant to Employee’s exercise of the option shall be subject to compliance by Employee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Stock may be listed for trading at the time of such issuance. Neither Employee, nor any person entitled to exercise Employee’s rights in the event of Employee’s death, shall have any of the rights and/or privileges of a stockholder with respect to shares of Stock subject to the option, until certificates for such shares have been issued upon the exercise of the option.

18. Binding Effect; No Third Party Beneficiaries. This Notice and Agreement shall be binding upon and inure to the benefit of the Company and Employee, and to each of our respective heirs, representatives, successors and permitted assigns. Neither the terms of this Notice and Agreement nor the Plan shall confer any rights or remedies upon any person other than the Company and Employee and to each of our respective heirs, representatives, successor and permitted assigns.

19. Section 409A. This option is intended to be excepted from coverage under Section 409A of the Code (“Section 409A”) and shall be administered, interpreted and construed accordingly. The Company may, in its sole discretion and without Employee’s consent, modify or amend this Notice and Agreement, impose conditions on the timing and effectiveness of the exercise of the option by Employee, or take any other action it deems necessary or advisable, to cause the option to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted). Notwithstanding the foregoing, Employee recognizes and acknowledges that Section 409A may impose upon Employee certain taxes or interest charges for which Employee is and shall remain solely responsible.